Exhibit 10.5

OPTION AGREEMENT

This Option Agreement (this “Agreement”) is dated May 15, 2012, and is entered into in Hangzhou City, People’s Republic of China (“PRC” or “China”) by and among Zhejiang Jiuxin Investment Management Co., Ltd (“Party A”) and Zhejiang Jiuying Grand Pharmacy Co., Ltd. (“Company” or “Party B”), the individual shareholders collectively holding 51% of the issued and outstanding equity interests of Party B (i.e. LIU Lei, JIN Chong’an and QI Li, each as a “Individual Shareholder” and collectively as “Party C”), and Zhejiang Shouantang Medical Technology Co., Ltd (“Party D”).  Party A, Party B, Party C and Party D are each referred to in this Agreement as a “Party” and collectively as the “Parties.” Party D is made a party hereto for the sole purpose of acknowledging this Agreement.

RECITALS

1.              Party A, a company incorporated in the PRC as a foreign invested enterprise, specializes in enterprise management and consultation, and Party B is engaged in retail of prescription and non-prescription drugs including traditional Chinese medicinal materials, Chinese prepared medicines, cut crude drugs, pharmaceutical chemicals, antibiotics, biochemical drugs, and biological products; retail of pre-packaged food and dairy products (including  milk-based powdered infant formulas)  and retail of general merchandise (collectively the “Business”). Party A and Party B have entered into a certain Consulting Services Agreement dated May 15, 2012 (the “Consulting Services Agreement”) in connection with the Business.

2.           The Individual Shareholders (collectively the “Party C”) are shareholders of Party B legally holding such amount of equity interest of the Party B as set forth on the signature page of this Agreement and collectively holding 51% of the issued and outstanding equity interests of Party B (collectively the “Option Equity Interest”).

3.           The Parties are entering into this Agreement in connection with the Consulting Services Agreement.

NOW, THEREFORE, the Parties to this Agreement hereby agree as follows:

1.           PURCHASE AND SALE OF OPTION EQUITY INTEREST

1.1           Grant of Rights. Party C hereby collectively and irrevocably grant to Party A or a designee of Party A (the “Designee”) an option to purchase at any time, to the extent permitted under PRC Law, all or a portion of the Option Equity Interest in accordance with such procedures as determined by Party A, at the price specified in Section 1.3 of this Agreement (the “Option”).  No Option shall be granted to any party other than to Party A and/or a Designee.  Party B hereby agrees to Party C’s grant of the Option to Party A and/or the Designee.  As used herein, Designee may be an individual person, a corporation, a joint venture, a partnership, an enterprise, a trust or an unincorporated organization.

1.2           Exercise of Rights.  According with the requirements of applicable PRC laws and regulations, Party A and/or the Designee may exercise the Option at any time by issuing a written notice (the “Notice”) to one or more of the Party C and specifying the amount of the Option Equity Interest to be purchased from Party C and the manner of purchase.

1.3   Purchase Price.

The purchase price of the Option Equity Interest pursuant to an exercise of the Option by Party A or the Designee shall be the lowest price permitted under PRC Laws and Regulations. When such price is higher than registered capital of the Company at the execution date hereof, calculated pro rata for purchase of less than all of the Option Equity Interest, the excessive part of the price shall belong to and be returned to Party A or the Designee in a manner as instructed by Party A. Notwithstanding the above, all Parties agree that no Party C shall receive any benefits or profits through selling an Option Equity Interest pursuant to any exercise of the Option by Party A or the Designee.

1.4           Transfer of Option Equity Interest.  Upon each exercise of the Option under this Agreement:

1.4.1           Party C shall hold or cause to be held a meeting of shareholders of Party B in order to adopt such resolutions as necessary in order to approve the transfer of the relevant Option Equity Interest (such Option Equity Interest hereinafter the “Purchased Equity Interest”) to Party A and/or the Designee;

1.4.2           The relevant Parties shall enter into an Equity Interest Purchase Agreement in a form reasonably acceptable to Party A, setting forth the terms and conditions for the sale and transfer of the Purchased Equity Interest;

1.4.3           The relevant Parties shall execute, without any security interest, all other requisite contracts, agreements or documents, obtain all requisite approval and consent of the government, conduct all necessary actions, transfer the valid ownership of the Purchased Equity Interest to Party A and/or the Designee, and cause Party A and/or the Designee to be the registered owner of the Purchased Equity Interest.  As used herein, “security interest” means any mortgage, pledge, the right or interest of the third party, any purchase right of equity interest, right of acquisition, right of first refusal, right of set-off, ownership detainment or other security arrangements; however, such term shall not include any security interest created under that certain Equity Pledge Agreement dated as of May 15, 2012 by and among the Parties (the “Pledge Agreement”).

Option Agreement

1.5           Payment.  Payment of the purchase price shall be determined through negotiation between Party C and Party A in accordance with the applicable laws at the time of the exercise of the Option.

2.           REPRESENTATIONS RELATING TO OPTION EQUITY INTEREST

2.1           Party B’s Representations.  Party B hereby represents and warrants:

2.1.1           Without Party A’s prior written consent, Party B’s Articles of Association shall not be supplemented, changed or renewed in any way, Party B’s registered capital of shall not be increased or decreased, and the structure of Party B’s registered capital shall not be changed in any form;

2.1.2           To maintain the corporate existence of Party B and to prudently and effectively operate the Business according with customary fiduciary standards applicable to managers with respect to corporations and their shareholders;

2.1.3           Without Party A’s prior written consent, upon the execution of this Agreement, to not sell, transfer, mortgage, create pledges, liens, or any other encumbrances on or dispose, in any other form, any asset, legitimate or beneficial interest of business or income, or encumber or approve any encumbrance or imposition of any security interest on Party B’s assets;

2.1.4           Not to issue or provide any guarantee or permit the existence of any debt without Party A’s prior written consent, other than (i) such debt that may arise from Party B’s ordinary course of business (excepting a loan); and (ii) such debt which has been disclosed to Party A;

2.1.5           To operate and conduct all business operations in the ordinary course of business, without damaging the Business or the value of Party B’s assets;

2.1.6           To not enter into any material agreements without Party A’s prior written consent, other than agreements entered into in the ordinary course of business (for purpose of this paragraph, if any agreement for an amount in excess of One Hundred Thousand Renminbi (RMB 100,000) shall be deemed a material agreement);

Option Agreement

2.1.7           To not provide loan or credit to any other party or organization without Party A’s prior written consent;

2.1.8           To provide to Party A all relevant documents relating to the Business and its operations and finance at the request of Party A;

2.1.9           To purchase and maintain general business insurance of the type and amount comparable to those held by companies in the same industry, with similar business operations and assets as Party B, from an insurance company approved by Party A;

2.1.10         To not enter into any merger, cooperation, acquisition or investment without Party A’s prior written consent;

2.1.11         To notify Party A of the occurrence or the potential occurrence of litigation, arbitration or administrative procedure relating to Party B’s assets, business operations and/or income;

2.1.12         In order to guarantee the ownership of Party B’s assets, to execute all requisite or relevant documents, take all requisite or relevant actions, and make and pursue all relevant claims;

2.1.13         To not assign the Option Equity Interest or distribute dividends in any form without Party A’s prior written notice; however, Party B shall distribute dividends to the Party A and/or Party D upon the request of Party A; and

2.1.14         In accordance with Party A’s request, to appoint any person designated by Party A to a management position for Party B.

2.2           Representations of Party C.   Party C hereby respectively and jointly represent and warrant:

2.2.1           Without Party A’s prior written consent, upon the execution of this Agreement, to not sell, transfer, mortgage, create pledges, liens, or any other encumbrances on or dispose in any other form any legitimate or beneficial interest of the Option Equity Interest, or to approve any security interest, except as created pursuant to the Pledge Agreement;

2.2.2           Without Party A’s prior written notice, to not adopt or support or execute any shareholders resolution at any meeting of the shareholders of Party B that seeks to approve any sale, transfer, alter, mortgage or disposal of any legitimate or beneficial interest of the Option Equity Interest, or to allow any attachment of security interests, except as created pursuant to the Pledge Agreement;

Option Agreement

2.2.3           Without Party A’s prior written notice, to not agree or support or execute any shareholders resolution at any meeting of the shareholders of Party B that seeks to approve Party B’s merger, cooperation, acquisition or investment;

2.2.4           To notify Party A the occurrence or the potential occurrence of any litigation, arbitration or administrative procedure relevant to the Option Equity Interest;

2.2.5           To cause Party B’s Board of Directors to approve the transfer of the Purchased Equity Interest pursuant to this Agreement;

2.2.6           In order to maintain the ownership of Option Equity Interest, to execute all requisite or relevant documents, conduct all requisite or relevant actions, and make all requisite or relevant claims, or make requisite or relevant defense against all claims of compensation;

2.2.7           Upon the request of Party A, to appoint any person designated by Party A to be a director of Party B; and

2.2.8           To prudently comply with the provisions of this Agreement and any other agreements entered into with Party A and Party B in connection therewith, and to perform all obligations under all such agreements, without taking any action or nonfeasance that may affect the validity and enforceability of such agreements.

3.           Representations and Warranties.  As of the execution date of this Agreement and on each transfer of Purchased Equity Interest pursuant to an exercise of the Option, Party B and Party C hereby represent and warrant as follows:

3.1           Such Parties shall have the power and ability to enter into and deliver this Agreement and to perform their respective obligations thereunder, and at each transfer of Purchased Equity Interest, the relevant Equity Interest Purchase Agreement and to perform their obligations thereunder.  Upon execution, this Agreement and each Equity Interest Purchase Agreement will constitute legal, valid and binding obligations and be fully enforceable in accordance with their terms;

Option Agreement

3.2   The execution and performance of this Agreement and any Equity Interest Purchase Agreement shall not: (i) violate any relevant laws and regulations of the PRC; (ii) conflict with the Articles of Association or other organizational documents of Party B; (iii) cause to breach any agreements or instruments or having binding obligation on it, or constitute a breach under any agreements or instruments or having binding obligation on it; (iv) breach relevant authorization of any consent or approval and/or any effective conditions; or (v) cause any authorized consent or approval to be suspended, removed, or cause other added conditions;

3.3           The Option Equity Interest is transferable in whole and in part only upon Party A’s prior written consent, and neither Party B nor Party C has permitted or caused any security interest to be imposed upon the Option Equity Interest other than pursuant to the Pledge Agreement;

3.4           Party B does not have any unpaid debt, other than (i) such debt that may arise during the ordinary course of business; and (ii) debt either disclosed to Party A or incurred pursuant to Party A’s written consent;

3.5           Party B has complied with all applicable PRC laws and regulations in connection with this Agreement;

3.6           There are no pending or ongoing litigation, arbitration or administrative procedures with respect Party B, its assets or the Option Equity Interests, and Party B and Party C have no knowledge of any pending or threatened claims to the best of their knowledge; and

3.7           Party C owns the Option Equity Interest free and clear of encumbrances of any kind, other than the security interest pursuant to the Pledge Agreement.

4.           ASSIGNMENT OF AGREEMENT

4.1           Party B and Party C shall not transfer their rights and obligations under this Agreement to any third party without Party A’s prior written consent.

4.2           Party B and Party C hereby agrees that Party A shall be able to transfer all of its rights and obligations under this Agreement to any third party, and such transfer shall only be subject to a written notice of Party A to Party B and Party C without any further consent from Party B or Party C.

5.           EFFECTIVE DATE AND TERM

Option Agreement

5.1           This Agreement shall take effect on the date of execution of this agreement and shall remain in full force and effect for the maximum period of time permitted by law unless sooner terminated pursuant to Clause 5.2.

5.2           This Agreement shall remain in full force and effect for the maximum period of time permitted by law. The phrase “maximum period of time permitted by law” shall mean the time period from the execution date of this agreement to the last date of Party B’s operation term set forth in its business license. If Party B’s operation term is extendible, Party B shall use its best efforts to renew its business license and extend its operation term until and unless otherwise instructed in Party A’s prior written notice. When Party B’s operation term is extended, such time period shall be automatically extended to the last date of Party B’s extended operation term as set forth in its new business license. Notwithstanding the foregoing stipulation, Party A shall have the right to terminate this Agreement at any time by giving a thirty (30) day prior written notice to other Parties. During the effective term of this Agreement, any Party except Party A shall have no right to terminate this Agreement.

5.3           Party A shall have no liability to the other Party for indemnity, compensation or damages arising solely from the exercise of such termination right when Party A elects to terminate this Agreement pursuant to Clause 5.2.  The expiration or termination of this Agreement shall not affect the continuing liability of Party B to pay any Consulting Services Fees already accrued or due and payable to Party A.  Upon expiration or termination of this Agreement, all amounts then due and unpaid to Party A by Party B hereunder, as well as all other amounts accrued but not yet payable to Party A by Party B, shall hereby become due and payable by Party B to Party A.

6.           APPLICABLE LAWS AND DISPUTE RESOLUTION

6.1           Applicable Laws.  The execution, validity, interpretation and performance of this Agreement and the dispute resolution under this Agreement shall be governed by the laws of PRC.

6.2           Arbitration.  Any dispute arising from, out of or in connection with this Agreement shall be settled through amicable negotiations between the Parties.  Such negotiations shall begin immediately after one Party has delivered to the other Party a written request for such negotiation.  If, within ninety (90) days following the date of such notice, the dispute cannot be settled through negotiations, the dispute shall, upon the request of either Party with notice to the other Party, be submitted to arbitration in China under the auspices of China International Economic and Trade Arbitration Commission (the “CIETAC”).  The Parties shall jointly appoint a qualified interpreter for the arbitration proceeding and shall be responsible for sharing in equal portions the expenses incurred by such appointment.  The arbitration proceeding shall take place in Shanghai, China.  The outcome of the arbitration shall be final and binding and enforceable upon the Parties.

Option Agreement

6.2.1           Arbitration Language and Rules.  Unless otherwise provided by the arbitration rules of CIETAC, the arbitration proceeding shall be conducted in English. The arbitration tribunal shall be formed pursuant to the arbitration rules of CIETAC. Party B, Party C and Party D shall be deemed as one party in arbitration proceedings for purpose of the arbitration under this Agreement. The arbitration tribunal shall apply the arbitration rules of the CIETAC in effect on the date of execution of this Agreement.  However, if such rules are in conflict with the provisions of this clause, or with Section 6 of this Agreement, then the terms of Section 6 of this Agreement shall prevail.

6.2.2           Cooperation; Disclosure. Each Party shall cooperate with the other Party in making full disclosure of and providing complete access to all information and documents requested by the other Party in connection with such proceedings, subject only to any confidentiality obligations binding on such Parties.

6. 3           Jurisdiction. Judgment rendered by the arbitration may be entered into by any court having jurisdiction, or application may be made to such court for a judicial recognition of the judgment or any order of enforcement thereof.

7.           Taxes and Expenses.  Each Party shall, according with PRC laws, bear any and all registration taxes, costs and expenses for the transfer of equity arising from the preparation, execution and completion of this Agreement and all Equity Interest Purchase Agreements.

8.           Notices.  Notices or other communications required to be given by any Party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or prepaid mail or by a recognized courier service or by facsimile transmission to the relevant address of each Party as set forth below or other addresses of the Party as specified by such Party from time to time.  The date when the notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date of the air registered mail with the postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery by an internationally recognized courier service; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as shown on the transmission confirmation.

Party A	Zhejiang Jiuxin Investment Management Co., Ltd.
Address: Room 101, No. 9-3 Da Guan Nan Si Yuan, Gongshu District, Hangzhou City, Zhejiang Province, China
Attn: LIU Lei
Fax: +86-571-88233598
Tel: +86-571-88078153

Option Agreement

Party B:		Zhejiang Jiuying Grand Pharmacy Co., Ltd.
Address: No.51, Jiajia Lane, Xiaohe Street, Gongshu District, Hangzhou City, Zhejiang Province, China
Attn: LIU Lei
Fax: +86-571-88233598
Tel: +86-571-88078276

Party C:

	PartyC1	LIU Lei
Address: Room 507-513, 5th Floor A Building, Meidu Plaza, Gonshu District, Hangzhou City, Zhejiang Province, China
Fax: +86-571-88233598
Tel: +86-571-88078153

	PartyC2	JIN Chong’an
Address: Room 507-513, 5th Floor A Building, Meidu Plaza, Gonshu District, Hangzhou City, Zhejiang Province, China
Fax: +86-571-88233598
Tel: +86-571-88078153

	PartyC3	QI Li
Address: Room 507-513, 5th Floor A Building, Meidu Plaza, Gonshu District, Hangzhou City, Zhejiang Province, China
Fax: +86-571-88233598
Tel: +86-571-88078153

9.           Confidentiality.  The Parties acknowledge and confirm that any oral or written information exchanged by the Parties in connection with this Agreement is confidential.  The Parties shall maintain the confidentiality of all such information. Without the written approval by the other Parties, any Party shall not disclose to any third party any confidential information except as follows:

Option Agreement

(a)           Such information was in the public domain at the time it was communicated;

(b)           Such information is required to be disclosed pursuant to the applicable laws, regulations, policies relating to the stock exchange; or

(c)           Such information is required to be disclosed to a Party’s legal counsel or financial consultant, provided however, such legal counsel and/or financial consultant shall also comply with the confidentiality as stated hereof.  The disclosure of confidential information by employees or agents of the disclosing Party is deemed to be an act of the disclosing Party, and such Party shall be responsible for all breach of confidentiality arising from such disclosure.  This provision shall survive even if certain clauses of this Agreement are subsequently amended, revoked, terminated or determined to be invalid or unable to implement for any reason.

10.           Further Warranties.  The Parties agree to promptly execute such documents as required to perform the provisions of this Agreement, and to take such actions as may be reasonably required to perform the provisions of this Agreement.

11.           MISCELLANEOUS

11.1          Amendment, Modification and Supplement.  Any amendments and supplements to this Agreement shall only take effect if executed by both Parties in writing.

11.2          Entire Agreement.  Notwithstanding Article 5 of this Agreement, the Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supercede and replace all prior or contemporaneous agreements and understandings, whether oral or in writing.

11.3          Severability.  If any provision of this Agreement is deemed invalid or non-enforceable according with relevant laws, such provision shall be deemed invalid only within the applicable laws and regulations of the PRC, and the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way.  The Parties shall, through reasonable negotiation, replace such invalid, illegal or non-enforceable provisions with valid provisions in order to bring similar economic effects of those invalid, illegal or non-enforceable provisions.

11.4          Headings.  The headings contained in this Agreement are for reference only and shall not affect the interpretation and explanation of the provisions in this Agreement.

Option Agreement

11.5          Language and Copies.  This Agreement shall be executed in both English and Chinese in seven (7) duplicate originals. Each Party shall hold one (1) original, each of which shall have the same legal effect.

11.6          Successor.  This Agreement shall be binding on the successors of each Party and the transferee allowed by each Party.

11.7          Survival.  Each Party shall continue to perform its obligations notwithstanding the expiration or termination of this Agreement.  Article 6, Article 8, Article 9 and Section 11.7 hereof shall continue to be in full force and effect after the termination of this Agreement.

11.8          Waiver.  Any Party may waive the terms and conditions of this Agreement in writing with the written approval of all the Parties.  Under certain circumstances, any waiver by a Party to the breach of other Parties shall not be construed as a waiver of any other breach by any other Parties under similar circumstances.

[SIGNATURE PAGE FOLLOWS]

Option Agreement

[SIGNATURE PAGE]

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.

PARTY A:	Zhejiang Jiuxin Investment Management Co., Ltd.
Legal/Authorized Representative: /s/ LIU Lei
Name: LIU Lei
Title: Executive Director

PARTY B:	Zhejiang Jiuying Grand Pharmacy Co., Ltd.
Legal/Authorized Representative: /s/ LIU Lei
Name: LIU Lei
Title: Executive Director

Option Agreement

SIGNATURE PAGE FOR PARTY C

Party C

/s/ LIU Lei
LIU Lei

Owns 19.89% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.
ID Card No.: 330107196310260910

/s/ JIN Chong’an
JIN Chong’an

Owns 15.81% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.
ID Card No.: 440102196306183258

/s/ QI Li
QI Li

Owns 15.3% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.
ID Card No.: 330106197205090081

Option Agreement

SIGNATURE PAGE FOR PARTY D

ACKNOWLEDGED BY:

Zhejiang Shouantang Medical Technology Co., Ltd.
Owns 39% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.

Legal/Authorized Representative: /s/ LIU Lei
Name: LIU Lei
Title: Executive Director

Option Agreement